Exhibit 99.1

PRESS RELEASE

For Immediate Distribution

AGAPE ATP Corporation Addresses Recent Corporate Exercise and Strategic Developments

Reverse Stock Split and New Initiatives to Drive Future Growth

KUALA LUMPUR, MALAYSIA, AUGUST 30, 2024 – AGAPE ATP Corporation (NASDAQ: ATPC) (“ATPC” or “the Company”), is pleased to announce a series of significant updates reflecting its ongoing commitment to growth and sustainability.

Effective today, ATPC will implement a 1-for-20 reverse stock split of its shares of common stock, as previously disclosed in filings with the Securities and Exchange Commission. This strategic action aims to increase the market price per share, thereby meeting NASDAQ’s continued listing standards and ensuring the Company’s position on a globally recognized exchange. Additionally, the number of authorised shares of common stock will be reduced from 1,000,000,000 to 50,000,000.

Beyond the reverse stock split, ATPC is advancing several strategic initiatives aimed at strengthening its position and providing value to shareholders. The Company is planning to launch new products expected to enhance its financial outlook and market presence. The recent partnership with B&H Intec Solution Sdn. Bhd, which led to the formation of ATPC Green Energy Sdn. Bhd., has lined up a promising pipeline in its green energy sector. This venture is an important step in expanding the Company’s capabilities in sustainable energy solutions, aligning with its broader goals of supporting environmental sustainability.

Furthermore, ATPC is actively expanding its offerings in the wellness and senior care sectors. Cedar ATPC Sdn. Bhd. is poised to introduce a range of new wellness services designed to meet the growing demand for health and wellness solutions. At the same time, Sweet Home Senior Living Care Centre Sdn Bhd continues to thrive, delivering high-quality care services to address the needs of an aging population. These initiatives underscore the Company’s commitment to enhancing the quality of life and supporting sustainable development, which are core pillars of its business strategy.

Financially, the Company remains on solid footing, with a strong balance sheet and sufficient liquidity to support ongoing and future initiatives. ATPC is also exploring new opportunities in both domestic and regional markets, particularly in the areas of Wellness and Green Energy, as part of its strategy for sustainable growth.

The Company recognises the concerns of its investors regarding the reverse stock split and wants to assure them that these actions are part of a broader strategy to ensure long-term stability and growth. While short-term market dynamics can be influenced by various factors, including geopolitical events and economic shifts, ATPC is confident in the underlying strength of the markets in which it operates and its strategic positioning within them. The management team is closely monitoring market conditions and remains prepared to take swift, decisive actions to protect and enhance shareholder value.

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About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit https://atpc.com.my/.

Issued By: Swan Consultancy Sdn. Bhd. on behalf of Agape ATP Corporation

For more information, please contact:

Jazzmin Wan

Tel: +60 17-289 4110

Email: j.wan@swanconsultancy.biz

Mandy Tan

Tel: +60 16-477 2257

Email: m.tan@swanconsultancy.biz

Forward-Looking Statements

Certain statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected benefits and outcomes of the relaunch of ATPC Green Energy, the support from B&H Intec Solution, and the potential for energy-saving solutions in various sectors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to execute its strategies, manage growth, and maintain its corporate culture; the Company’s future business development, financial conditions, and results of operations; expectations regarding demand for and market acceptance of our products and services; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the international markets the Company plans to serve, and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and AGAPE ATP Corporation specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.